EXHIBIT 10.31

SUMMARY OF DIRECTOR COMPENSATION
OF
AMERIGAS PROPANE, INC. (the General Partner of AmeriGas Partners, L.P.)

The table below shows the components of director compensation effective October 1, 2012. A director who is an officer or employee of the Registrant or its subsidiaries is not compensated for service on the Board of Directors or on any Committee of the Board. With respect to Mr. Greenberg, following his retirement as Chief Executive Officer of UGI Corporation in the spring of 2013, Mr. Greenberg will serve as Non-Executive Chairman of the Board of Directors of AmeriGas Propane, Inc. In consideration for Mr. Greenberg’s service as Non-Executive Chairman, AmeriGas Propane, Inc.’s Board of Directors approved an annual retainer, pro-rated for the number of months Mr. Greenberg serves as Non-Executive Chairman during Fiscal 2013, of $200,000.

DIRECTORS' COMPENSATION

            CASH         EQUITY
        COMPONENT     COMPONENT

Annual retainer	$65,000 1,100 Phantom Units
(Representing
AmeriGas Partners, L.P.
Common Units to be
awarded January 1, 2013).
Additional annual retainer for
Audit Committee Members
(other than the Chairperson)          $20,000

Additional retainer for
Audit Committee Chairperson     $25,000

Additional retainer for             $7,500
Corporate Governance
Committee Chairperson

Additional retainer for             $7,500
Compensation/Pension
Committee Chairperson

Additional retainer for            $15,000
Presiding Director

The Directors are also offered employee rates on propane purchases.